EXHIBIT 99

F I N A N C I A L                        NEWS
RELATIONS BOARD


FOR FURTHER INFORMATION:

COACTIVE MARKETING GROUP                 Financial Relations Board
------------------------                 -------------------------

Donald A. Bernard                        Marilynn Meek - General, 212-445-8451
Executive Vice President                 Susan Garland - Analysts, 212-445-8458
& Chief Financial Officer
516-622-2830

FOR IMMEDIATE RELEASE

     COACTIVE MARKETING HOLDS ANNUAL MEETING AND CONFIRMS EARNINGS GUIDANCE

Great Neck, NY, September 28, 2004 - CoActive Marketing Group, Inc. (Nasdaq:
SmallCap CMKG), a leading independent full-service marketing, sales promotion and interactive services company, held its annual meeting today.

At the meeting, all Board nominees were elected. The company also announced the retirement of board member Joseph S. Hellman, counsel to Kronish Lieb Weiner & Hellman LLP and expressed gratitude for his many years of service. The Company also welcomed James Feeney, who was initially appointed to the board on August 5, 2004.

In addition, the company reconfirmed previously issued financial guidance for its second fiscal quarter ending September 30, 2004. John Benfield, President and Chief Executive Officer said, "We continue to be on plan and are pleased with our progress to date. We expect to meet our $0.07-$0.09 earnings per share forecast for the second quarter". He further stated," The company anticipates that it will continue its profitability for the balance of its fiscal year ending March 31, 2005".

CoActive Marketing Group, Inc. is a full-service marketing, sales promotion, and interactive services company that develops and manages integrated marketing, sales and promotional programs at both national and local levels for consumer product companies. The programs are geared towards growing incremental sales and profits by identifying and addressing key trade, sales and consumer trends.

This press release includes statements, which constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such statements reflect the current views of the Company with respect to future events based on currently available information and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in those forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 under "Risk Factors," including but not limited to "Outstanding Indebtedness; Security Interest," "Need for Additional Funding," "Unpredictable Revenue Patterns," "Competition," "Customers," "Dependence on Key Personnel," and "Control by Executive Officers and Directors." The Form 10-K may be obtained by accessing the database maintained by the Securities and Exchange Commission at http://www.sec.gov


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